AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 13th day of March, 2015, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its separate series listed on Amended Exhibit X attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing
Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit X is hereby superseded and replaced with Amended Exhibit X attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Douglas G. Hess	By: /s/Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit X to the Advisors Series Trust Fund Accounting Agreement

Name of Series                                                                                      Date Added
WBI Absolute Return Balanced Fund
WBI Absolute Return Dividend Growth Fund
WBI Absolute Return Balanced Plus Fund                                      on or after March 16, 2013
WBI Absolute Return Dividend Income Fund                                  on or after March 16, 2013

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO
COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

The following reflects the greater of the basis point fee/complex or minimum/fund.  This minimum and bpt schedule encompasses two classes with four funds.  Any additional classes or funds would need to be discussed.

___ bpts first $___
___ bpts next $___
___ bpts next $___
___ bpts next $___
___ bpts over $___

Subject to minimum of:

$___/Fund (includes two classes)

CPI will not be charged on this Fee Schedule.

Additional and Out-Of-Pocket Services Included in Annual Bpt Fee
Daily performance reporting (Fund Administration)
Advisor Information Source Web portal (Fund Administration and Accounting)
USBFS Legal Administration  - Legal administration (e.g., registration statement update), Does not include Edgar Fees

Activity Charges (Transfer Agent)
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Telephone Calls
Voice Response Calls
Daily Valuation/Manual 401k Trade
Out-Of-Pocket Expenses (Transfer Agent)
toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, AML verification services, disaster recovery charges, record retention, lost shareholder search, ACH fees, Fed wire charges, NSCC activity charges, DST Charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance, VRU Call Charges , Vision Inquiry charges, Vision ID Charges, cost basis reporting, short-term trader reporting, DST NSCC Charge per CUSIP, Report Source, Correspondence, Cost Basis Reporting, Standard Compliance Mailing Selects, FATCA, EConnect Delivery for Correspondence, and additional out-of-pockets at the time of this agreement.

Amended Exhibit X (continued) to the Advisors Series Trust Fund Accounting Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO
COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Transfer Agent Services and Out-Of-Pockets NOT Included in Annual Bpt Fee

FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), recordkeeping application process, client dedicated line data access, programming charges, training, , Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, Real Time Cash Flow, money market fund service organizations, charges paid by investors, physical certificate processing, Jumbo pricing, expedited CUSIP setup, standard CUSIP Setup, Fund Source, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Vision Electronic Statements, recordkeeping application access, programming charges, outbound calling and marketing campaigns, transfer agent training services, CTI reporting, Literature Fulfillment (Advisor Expense), Shareholder Call Review analysis. Service/data conversion, special reports, fulfillment (Advisor Expense), VRU Development, Vision transaction processing charges, travel, data communication and implementation charges, Specialized Programming, Omnibus Conversions, and Excess History.  Any Out-of-Pocket charges or additional services that were not present at the time of this agreement will be charged the current rate.

Custody, Fund Accounting, Fund Administration, and CCO Services and Out-Of-Pockets Not Included in Annual Bpt Fee

Custody portfolio transaction fees (Custody)
$___ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ /Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction.
$___ /short sale
$___ /option/SWAPS/future contract written, exercised or expired
$___ /mutual fund trade/Fed wire/margin variation Fed wire
$___ /physical transaction
$___ /Check disbursement (waived if U.S. Bancorp is  Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender exchange.

Out-Of-Pocket Expenses (Custody)
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Additional Services (Custody)
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ /segregated account per year
No charge for the initial conversion free receipt.
Sub Advised Funds - $___ per custody account per year
Overdrafts – charged to the account at prime interest rate plus 2, unless a line of credit is in place

Pricing Services (Fund Accounting)
▪	$___ - Domestic Equities, Options, ADRs, Foreign Equities
▪	$___ - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
▪	$___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
▪	$___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$___ - Bank Loans
▪	$___ - Swaptions
▪	$___ - Credit Default Swaps
▪	$___ per Month Manual Security Pricing (>25per day)

Amended Exhibit X (continued) to the Advisors Series Trust Fund Accounting Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO
COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Fair Value Services (Charged at the Complex Level)
▪              $___ per security on the First ___ Securities
▪              $___ per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
▪    $___ per Foreign Equity Security per Month
▪    $___ per Domestic Equity Security per Month

Factor Services (security paydown factor data)
▪    $___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪    $___ per security per month for fund administrative

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Out-Of-Pocket Expenses (Fund Accounting and Fund Administration)
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services (Fund Accounting and Fund Administration)
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

CCO Annual Fees (Per Advisor Relationship/Fund)
$___/fund (subject to change based on Board review and approval)
$___/sub-advisor per fund

Quasar Fees
Please see Quasar’s fee schedule

Fees are billed monthly.

Amended Exhibit X (continued) to the Advisors Series Trust Fund Accounting Agreement

Multiple Series Trust  Supplemental WBI Funds
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE,
CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Additional Services and Out-Of-Pockets Available (NOT INCLUDED IN ANNUAL BPT FEE)
Available but not included above are the following services:
Equity attribution, Daily compliance testing (Charles River), Section 15(c) reporting, Section 18 Compliance Testing, Electronic Board materials, Additional Legal Administration Services, FAN Web shareholder e-commerce,FAN Mail electronic data delivery, Vision intermediary e-commerce, Client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Global Sub-Custodial Services and additional services mutually agreed upon.

Additional Legal Administration Services
▪	Subsequent new fund launch – $___ per project
▪	Subsequent new share class launch – $___ per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

Daily Compliance Services
▪	Base fee – $___ per fund per year
▪	Setup – $___ per fund group

Section 18 Compliance Testing
▪	$___ set up fee per fund complex
▪	$___ per fund per month

Section 15(c) Reporting
▪	$___ per fund per report – first class
▪	$___ per additional class report

Equity & Fixed Income Attribution Reporting
▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Electronic Board Materials
▪	USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪	Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪	Complete application, data and user security – data encryption and password protected
▪	On-line customized board materials preparation workflow
▪	Includes web-based and local/off-line versions
▪	Includes complete initial and ongoing user training
▪	Includes 24/7/365 access via toll free number
▪	Includes remote diagnostics for each user, including firewall and network issues
▪	Triple server backup / failover
▪	Minimum $___ /year (includes 10 external users), $___ /year per additional user , $___ implementation/setup fee
▪

Amended Exhibit X (continued) to the Advisors Series Trust Fund Accounting Agreement

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit X.

WBI Investments, Inc.

By: /s/Donald R. Schreiber	Printed Name: Don R. Schreiber

Title: Chief Executive Officer	Date: 3/20/2015